 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2018

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders of Advance Auto Parts, Inc. (“Company”) held May 16, 2018, the Company’s stockholders re-elected John F. Bergstrom, Brad W. Buss, Fiona P. Dias, John F. Ferraro, Thomas R. Greco, Adriana Karaboutis, Eugene I. Lee, Jr., Reuben E. Slone and Jeffrey C. Smith and Douglas A. Pertz was elected by stockholders to an initial term. Members of the Company’s Board of Directors (“Board”) were elected to serve until the 2019 annual meeting of stockholders. Following the annual meeting and effective May 16, 2018, John C. Brouillard and William S. Oglesby, who had previously served as directors, retired from the Board.

Effective May 16, 2018, the Board abolished its standing Finance Committee and restructured the remaining Committees to fill the vacancies created by the departure of retiring directors and to reassign directors who previously served on the Finance Committee. All of the directors appointed as members of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as reconstituted and listed below, have been determined by the Board to be independent under the listing standards of the New York Stock Exchange.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brad W. Buss - Chair	John F. Bergstrom - Chair	John F. Ferraro - Chair
Adriana Karaboutis	Eugene I. Lee, Jr.	Fiona P. Dias
Reuben E. Slone	Douglas A. Pertz

In other actions, the Board re-appointed director Jeffrey C. Smith as the independent Chair of the Board, effective May 16, 2018, Brad W. Buss was designated as the Audit Committee financial expert.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of the Company was held on Wednesday, May 16, 2018. The following matters were submitted to a vote by the stockholders: (1) election of ten directors to serve as members of the Board of Directors until the 2019 Annual Meeting of Stockholders, (2) non-binding advisory vote to approve the compensation of the Company’s named executive officers, (3) ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2018, and (4) non-binding stockholder advisory vote to approve the stockholder proposal entitled "Right to Act by Written Consent".

All nominees were elected to the Board of Directors with the following vote counts:

	FOR	WITHHELD
John F. Bergstrom	62,073,095	2,167,393
Brad W. Buss	63,925,057	315,431
Fiona P. Dias	63,159,773	1,080,715
John F. Ferraro	63,581,881	658,607
Thomas R. Greco	63,921,188	319,300
Adriana Karaboutis	63,822,977	417,511
Eugene I. Lee, Jr.	62,999,073	1,241,415
Douglas A. Pertz	63,999,470	241,018
Reuben E. Slone	63,924,546	315,942
Jeffrey C. Smith	63,914,616	325,872

There were 3,849,458 broker non-votes recorded for each nominee.

The compensation of the named executive officers was approved by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
55,214,878	8,962,210	63,400	3,849,458

Stockholders ratified the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2018. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS
67,045,741	986,934	57,271

A majority of the Company’s outstanding shares (71.91% of shares voted) were cast against the non-binding advisory stockholder proposal regarding the ability of stockholders to act by written consent. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,850,824	46,196,009	193,655	3,849,458

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 22, 2018	/s/ Jeffrey W. Shepherd
(Signature)*
Jeffrey W. Shepherd
Senior Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer
* Print name and title of the signing officer under his signature.